UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2013

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-240-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d - (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - (c))

Item 8.01.  Other Events.

On August 14, 2013, Applied DNA Sciences, Inc. (the “Company”) exercised its option to repurchase the Series C Warrants issued to Crede CG III, Ltd. (“Crede”) for $10,000.  The Series C Warrants held by Crede were to initially purchase 26,737,967 shares of the Company’s Common Stock, $.001 par value (“Common Stock”), at an initial exercise price per share of $.2431.  The Series C Warrants were issued to Crede in connection with its $7.5 million investment in the Company pursuant to a Securities Purchase Agreement with the Company dated July 19, 2013, as previously disclosed on the Current Report on Form 8-K filed by the Company on July 22, 2013.

In addition, on August 14, 2013, the Company exercised its option and converted the Series B Convertible Preferred Stock (“Series B Preferred”), held by Crede into 42,307,692 shares of the Company’s Common Stock at a conversion price of $0.13 per share. On July 31, 2013, the second closing of our transaction with Crede occurred at which Crede purchased 5,500 shares of Series B Preferred at a price of $1,000 per share with gross proceeds received by us of $5,500,000, as previously disclosed on the Current Report on Form 8-K filed by the Company on August 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

	By:	/s/ James A. Hayward James A. Hayward Chief Executive Officer

Date:August 15, 2013